                                                                    EXHIBIT 5.1

                                       October 13, 2000

         SICOR Inc.
         19 Hughes
         Irvine, California  92618

         Gentlemen:

                  With reference to the Registration Statement on Form S8 to be filed by SICOR Inc. (formerly Gensia Sicor Inc.), a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 600,000 shares of the Company's Common Stock issuable pursuant to the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                            Very truly yours,

                                            /s/ Pillsbury Madison & Sutro LLP

                                            PILLSBURY MADISON & SUTRO LLP



                                     -7-